EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Report on Form 10-K for Pioneer Financial Services, Inc. (the “Company”) for the year ended September 30, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned in the capacity and on the date indicated below hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.             the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.             the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

November 30, 2010

/s/Thomas H. Holcom, Jr.
Thomas H. Holcom, Jr.
Chief Executive Officer